Exhibit 99.1
FluoroPharma CEO Provides Shareholders With a "State of the Union" Communication

Emphasis on Clear Business and Financial Model, Experienced Management Team, Significant Intellectual Property, Progress in Pipeline With Billion Dollar Market Potential

MONTCLAIR, NJ -- (Marketwired) -- 07/29/13 -- FluoroPharma Medical, Inc. (OTCQB: FPMI), a company specializing in the development of novel diagnostic imaging products that utilize positron emission tomography (PET) technology for the detection and assessment of disease before clinical manifestation, announced today the release of a company overview as presented by FluoroPharma's President, CEO and Chairman of the Board, Thijs Spoor.

Mr. Spoor began the communication by stating, "This 'State of the Union' serves to provide shareholders with a perspective on FluoroPharma, its evolution and future potential. Let me begin with the fundamentals. We have a clear focused plan for value creation -- short term, low risk pathway, an experienced management team and world-class advisors.

Our pipeline is moving forward and we have further strengthened and expanded our global patent position. We believe that imaging agents like our BFPET and CardioPET, will provide Cardiologists around the world with faster, more accurate diagnostic tools with increased sensitivity for the detection and assessment of acute and chronic coronary artery disease (CAD). CAD affects millions of patients worldwide and cardiovascular diseases remain a leading cause of death and disability in the world.

On the capital markets side, we have expanded our presence and outreach in the investment community, and are making progress in raising our visibility with other key groups; including the medical community and industry media. I am pleased and proud to share with you that we are making significant strides in this area. This week, FluoroPharma was prominently featured in the prestigious Diagnostic & Interventional Cardiology Magazine in an article by the editor on advances in cardiac nuclear imaging. The article 'PET vs. SPECT, Will PET Dominate over the Next Decade?' clearly positions our company as an emerging leader as it addressed the advancements in new radiotracers and technology related to both modalities. Diagnostic & Interventional Cardiology Magazine is a publication of choice in our industry as it helps keep readers up to date on latest devices and technologies related to the catheterization laboratory, cardiac imaging, diagnostic testing and electrophysiology. In addition to new product releases, the magazine also reviews new technologies with clinician end-users, discusses trends, and offers product comparison charts. The full article can be found on our website or by following the URL http://www.dicardiology.com/article/pet-vs-spect-%E2%80%94-will-pet-dominate-over-next-decade."

Mr. Spoor continues, "One of our top priorities is to assess potential strategic relationships that will accelerate our progress and add shareholder value. As with all companies in this stage of development, we certainly have our challenges and although there are no assurances in any business, I am extremely excited and confident about our future. Creating and developing the assets that we currently have has taken time, dedication, tremendous effort and a 'determination to succeed' attitude." Mr. Spoor noted key milestones that occurred in the first half of this year to increase shareholder value:

1. To heighten awareness and expand FluoroPharma's investor base, Mr. Spoor presented business and portfolio updates at key conferences such as Biotech Showcase 2013, OneMedForum 2013 and more recently, Taglich Brothers 10th Annual Small Cap Equity Conference on May 7th.

2. In January 2013, it was announced that Phase II Clinical trials will be conducted at Massachusetts General Hospital for BFPET, the company's imaging agent under evaluation for measuring cardiovascular blood flow. Mr. Spoor notes, "We are very pleased that our Phase II trials for BFPET will be developed at such a prestigious institution as the Massachusetts General Hospital. This news followed previous announcements of our Phase II trials in Brussels on CardioPET, another of our novel diagnostic agents for the detection and assessment of acute and chronic forms of coronary disease. I am pleased to announce that this trial has now started and we are looking forward to seeing interim results in the near future. Massachusetts General Hospital has been instrumental in our Phase I studies and we are excited that this relationship will continue."

3. In February, we announced that FluoroPharma received initial data from their Phase II Study on CardioPET. The study was designed to assess myocardial perfusion and fatty acid uptake in coronary artery disease (CAD) patients. According to Mr. Spoor, "The images show high resolution in the heart and clear image quality, bolstering our confidence in CardioPET. Prof. Roland Hustinx, one of the investigators in the trial and head of nuclear medicine at the University Hospital in Liege, further indicated that the images obtained from CardioPET agree with previous clinical findings. This marked a significant milestone for FluoroPharma and CardioPET, one of the products in our pipeline."

4. In March, it was announced that FluoroPharma received a patent covering a platform series of metabolic markers for PET and SPECT imaging. The compounds' specific use is for metabolic activity deficiencies in organs such as heart and liver as well as for tumor tissue activity. Mr. Spoor commented, "This enhances FluoroPharma's IP position and strengthens our growing patent estate, further validating the importance and value of FluoroPharma's technology in important growth markets where diagnostic imaging is playing an increasingly significant role in the early detection of disease.

This addition to our patent portfolio allows us to continue our path towards enabling personalized medicine through precision diagnostics. We believe that allowing clinicians to observe and evaluate changes in the metabolic state of specific tissues and organs, may open up new areas of awareness of the clinical implications of altered tumor metabolism in diseases such as prostate cancer as well as other conditions associated with lipid metabolism in patients with metabolic disorders."

5. In April, Mr. Spoor announced that Dr. Joseph A. Pierro would be joining the FluoroPharma Board of Directors. "Dr. Pierro brings a wealth of expertise to FluoroPharma at an important time in the company's evolution. His career in health care and his work in imaging spans two decades. Dr. Pierro, a physician, has worked in the Pharmaceutical industry in global clinical research development and with the FDA across multiple therapeutic areas. Dr. Pierro is currently the Chief Medical Officer for North America at Biomedical Systems, where he is responsible for leading the Scientific Affairs groups, providing medical and regulatory guidance.

His background in imaging, his vast expertise in many therapeutic areas including cardiovascular, and his experience at the FDA, brings invaluable knowledge to FluoroPharma. This is a pivotal time for FluoroPharma as Phase II data for the company's two lead compounds are expected in 2013," Mr. Spoor concluded.

6. In June, the company announced that a review of currently acquired imaging data from the Phase II Study for CardioPET further supported the initial findings announced in February. According to Mr. Spoor, "The images continue to be impressive, providing high resolution in the heart and clear image quality for early and late scans. Dr. Manuel D. Cerqueira, Chairman, Department of Nuclear Medicine at the Cleveland Clinic found the images thus far obtained from CardioPET indicate excellent image quality and that the immediate acquisition of images will be very efficient for patient work flow."

A Macro Perspective

"In summary, as clinician confidence in the diagnostic power of PET continues to increase, we are more confident than ever that PET will be the 'go to' modality for molecular imaging. It will do so by enabling personalized medicine through precision diagnostics, delivered cost-effectively in a manner with less radiation to patients reflecting an increasing pressure from professional societies, by leverage hardware advances already being commercialized, and by taking advantage of the extra throughput capacity present in the U.S. installed base of PET/CT scanners."

It is believed that a pending isotope shortage in 2016 for the SPECT cardiac imaging drug will increase the cost of SPECT cardiac imaging and there may even be times when the procedure is not even available due to disruptions in supply. With pressure to lower costs in the healthcare system, this will result in a stronger health economic argument.

"It makes sense when performing medical imaging procedures to go with the modality that delivers the best image quality at the lowest dose, one that renders reproducible results regardless of the skill of the practitioner and is not vulnerable to supply-chain disruptions. The case is that much stronger, when this modality gains access to specialized radiopharmaceuticals that promise cost-effective and clinically significant testing that will expand the capability of routine healthcare practitioners in neurology, oncology and cardiology," Spoor said.

A Company Perspective

"From a company perspective," Mr. Spoor adds, "our pipeline continues to be on track. CardioPET images are strong in 'at-rest' patients and based on the rate of patient enrollment, we are encouraged with the data from our ongoing CardioPET trial and look forward to obtaining interim results this summer. Our intention is to present CardioPET interim findings at a major medical conference later this year. BFPET is on track to initiate Phase II by year-end.

I have recently attended the Annual Meeting for the Society of Nuclear Medicine and Molecular Imaging, where images and basic science papers from our products were presented in scientific sessions. It is encouraging that the basic science presented advances our knowledge of the fundamentals of how our compounds interact with the disease process. I am more confident that FluoroPharma's pipeline of innovative products is in alignment with the Society's direction of developing novel imaging strategies, applicable to the era of molecular and personalized medicine," noted Mr. Spoor.

"We continue to develop VasoPET, our novel molecular imaging agent for the detection of vulnerable coronary artery plaque in patients with Coronary Artery Disease. The vulnerable (unstable) atherosclerotic plaque is recognized to be the primary culprit for the occurrence of myocardial and cerebral infarctions. VasoPET has completed preclinical testing and preparation for an investigational new drug (IND) application is underway.

And although our immediate focus is on cardiology, our portfolio also includes early stage diagnostics for the early detection of Alzheimer's disease. AZPET agents include an approach for directly imaging beta-amyloid plaque and the compensatory receptor systems in the elderly. Alzheimer's disease patients may benefit from new treatments that have the potential to slow down disease progression and impact the healthcare costs associated with Alzheimer's disease. Imaging and follow up with drugs like AZPET could allow these patients to receive the proper treatment earlier.

Our Technology is compatible with current clinical practice, with reliable reimbursement in place.

We have a clear, focused plan for value creation -- short term, low risk pathway, an experienced management team and world-class advisors.

We have intellectual property in place to protect proprietary innovations around the world.

Our products address significant unmet needs in billion dollar markets.

There is strong M&A interest in Molecular Imaging Space.

The future for diagnostic imaging procedures with higher sensitivity and specificity is promising as they provide early and more accurate information to enable more effective treatment and follow-up of its efficacy. Early treatment means saving the patient from long and expensive hospital stays, which results in less time away from family and work.

Our future is defined by the potential of the market, and that too is strong. A high growth market provides burgeoning opportunities and we believe we will be well positioned to seize those opportunities.

As personalized medicine evolves, patients will see medical diagnostic products matched closely to therapeutics, such that they are more likely to be prescribed the exact treatment for their condition. This will improve chances for cure and reduce unnecessary costs and side effects.

It is clear that novel diagnostic imaging agents are urgently needed and we are focused on driving forward the development of our pipeline to provide healthcare professionals around the world with new products that expand and improve their diagnostic capabilities and contribute to earlier, more accurate diagnosis and treatment of disease.

And as we look forward to advances in science and medicine, FluoroPharma's goal is to enable personalized medicine through precision diagnostics. Enabling the physician to prescribe the right medicine, for the right person, at the right time, for the right outcome, is only possible with the right diagnostics," Mr. Spoor concluded.

About FluoroPharma Medical

FluoroPharma is a biopharmaceutical company engaged in the discovery and development of proprietary PET imaging products to evaluate cardiac disease at the cellular and molecular levels. The Company has licensed technology from the Massachusetts General Hospital in Boston.

The Company's goal is to enable personalized medicine through precision diagnostics that will help the medical community diagnose disease more accurately at the earliest stages, leading to more effective treatment, management and better patient outcomes.

FluoroPharma's initial focus is the development of breakthrough positron emission tomography (PET) imaging agents and is advancing two products in clinical trials for assessment of acute and chronic forms of coronary artery disease. These first in class agents have been designed to rapidly target myocardial cells. Other products in development include agents for detection of inflamed atherosclerotic plaque in peripheral arteries, agents with the potential to image brain tissue affected by Alzheimer's disease and agents that could potentially be used for imaging specific cancers.

In addition to the United States, Europe and China, patents related to FluoroPharma's portfolio of imaging compounds have been issued in Japan, Canada, Australia, Finland, Portugal, Ireland and Mexico.

For more information on the Company, please visit: www.fluoropharma.com

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements regarding FluoroPharma's research and development activities and anticipated operating results. Factors which could cause actual results to differ materially from these forward-looking statements include such factors as significant fluctuations in expenses associated with clinical trials, failure to secure additional financing, the inability to complete regulatory filings with the Food and Drug Administration, the introduction of competing products, or management's ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and other information that may be detailed from time to time in FluoroPharma's filings with the United States Securities and Exchange Commission. FluoroPharma undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Media:
Carol Perlman
FluoroPharma Medical, Inc.
cperlman@fluoropharma.com
Phone: 917-592-9260

Investor Relations:
Richard Moyer
Cameron Associates, Inc.
Richard@cameronassoc.com
Phone: 212-554-5466
Source: FluoroPharma Medical, Inc.